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                                                                    EXHIBIT 2(R)


                        ASSIGNMENT OF MEMBERSHIP INTEREST

         Assignment made this 14th day of March, 2003, by and between PRIME-MEADOWLANDS, LLC (hereinafter "Prime"), a Delaware limited liability company and ARK MEADOWLANDS, INC. (hereinafter "Purchaser").

                                R E C I T A L S:

      A. Prime is the holder of 50% interest of East Rutherford Group, L.L.C., a Delaware limited liability company (the "Company"), owner of the Sheraton Hotel, 2 Meadowlands Plaza, East Rutherford, New Jersey 07073 (the "Hotel"), pursuant to an operating agreement dated December 19, 2002 by and among the Company, Prime, and AFP Eighteen Corp. (the "Agreement").

      B. Purchaser wishes to purchase a ten (10%) percent interest in the Company.

      NOW, THEREFORE, in consideration of ten dollars and other good and valuable considerations the receipt and sufficiency of which the parties acknowledge, the parties agree as follows:

      1. Prime hereby assigns to Purchaser, as of the Effective Date (as hereinafter defined), so much of its interest (including its "Membership Rights" as defined in the Agreement) in the Company such that Purchaser has a resulting interest of ten (10%) percent and Prime has a resulting interest of forty (40%) percent in the Company. The purchase price for such interest is $4,625,514.00 (or 10% (rounded) of the $46,255,136.00 acquisition cost of the Hotel set forth on Schedule 8.1 of the Agreement), payable $2,000,000.00 on the date hereof and the balance of $2,625,514.00 on or before March 31, 2003, in each case by wire transfer to the account of Prime pursuant to the instructions attached hereto as Exhibit A. By accepting this Assignment, Purchaser acknowledges that its interest is subject to and agrees to be bound by all of the terms and conditions of the Agreement. The foregoing assignment and acceptance is first effective as of the date (the "Effective Date") that the purchase price shall have been paid in full by wire transfer as described above. If the balance of $2,625,514.00 is not paid by March 31, 2003, this Assignment shall be null and void and of no further effect and Prime shall return the initial payment of $2,000,000.00, without interest, at Purchaser's written direction.

      2. Prime warrants and represents to Purchaser, on the date hereof and on the Effective Date, that it is the sole owner of the interest conveyed by this assignment, that it has full power and authority to make this assignment, and that the interest assigned is not subject to any liens or other encumbrances.

      3. The Hotel is operated under the Sheraton brand under a franchise agreement with the Sheraton Corporation. If the Company is unable to obtain the consent of the Sheraton Corporation to this Assignment within 90 days of the date hereof, Prime agrees to repurchase so

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much of the interest conveyed under this Assignment so that Purchaser's interest is nine and 99/100 (9.99%) percent. The purchase price shall be $4,626.00.

      4. Purchaser warrants and represents to Prime and to the Company, on the date hereof and on the Effective Date, that Purchaser:

            (a) is an "accredited investor" within the meaning of rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act");

            (b) understands that the interest in the Company that the Purchaser will receive (the "Interest") has not been registered under the Securities Act, nor qualified under any state securities laws, and that they are being offered and sold pursuant to an exemption from such registration and qualification based in part upon such Purchaser's representations contained herein;

            (c) has such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of the investment contemplated by this Assignment; and the Purchaser is able to bear the economic risk of this investment in the Company (including a complete loss of this investment);

            (d) recognizes that no public market exists for the Interest, and none will exist in the future; that it must bear the economic risk of this investment indefinitely unless the Interest is registered pursuant to the Securities Act or an exemption from such registration is available, and unless the disposition of such Interest is qualified under applicable state securities laws or an exemption from such qualification is available, and that the Company has no obligation or present intention of so registering the Interest; understands that there is no assurance that any exemption from the Securities Act will be available, or, if available, that such exemption will allow the Purchaser to transfer any or all the Interest, in the amounts, or at the times the Purchaser might propose; understands at the present time that rule 144 ("Rule 144") promulgated under the Securities Act by the Securities and exchange Commission is not applicable to sales of the Interest because they are not registered under Section 12 of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and there is not publicly available the information concerning the Company specified in Rule 144; acknowledges that the Company is not presently under any obligation to register under Section 12 of the Exchange Act or to make publicly available the information specified in Rule 144 and that it may never be required to do so;

            (e) is acquiring the Interest solely for its own account for investment and not with a view toward the resale, transfer, or distribution thereof, nor with any present intention of distributing the Securities. Except as specifically provided herein, no other person has any right with respect to the Interest to be purchased by the Purchaser, nor has the Purchaser agreed to give any person any such interest or right in the future;

            (f) except as specifically provided herein, has no contract, undertaking, understanding, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge all or any portion of his, her or its Interest, and has no current plans to enter into any such contract, undertaking, understanding, agreement or arrangement;


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            (g) has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, article or any other form of advertising or general solicitation as to the Company's sale to such Purchaser of his, her or its Interest; and

            (h) is familiar with the business and operations of the Company and has been afforded full and complete access to the books, financial statements, records, contracts, been afforded an opportunity to ask such questions of the Company's agents, accountants and other representatives concerning the Company's proposed business, operations, financial condition, assets, liabilities and other relevant matters as he has deemed necessary or desirable, and has been given all such information as has been requested, in order to evaluate the merits and risks of the investment contemplated herein.

      5. Prime hereby consents to the admission of Purchaser as a Member in the Company.

      6. For purposes of the Agreement, notices shall be addressed as follows

         If to Purchaser:  Ark Meadowlands, Inc.
                           c/o Ark Finance, Inc.
                           590 Madison Avenue
                           38th Floor
                           New York, New York 10022

      IN WITNESS WHEREOF, the parties hereto have caused this document to be signed the day and year first above written.

                                       PRIME-MEADOWLANDS, LLC


                                       By: /s/ Douglas Vicari
                                           --------------------------
                                              Douglas Vicari, Manager

                                       ARK MEADOWLANDS, INC.



                                       By: /s/ Brad Reiss
                                           --------------------------









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                                    EXHIBIT A

                               WIRING INSTRUCTIONS



PNC Bank
Two Tower Center
East Brunswick, NJ

ABA No.:          031 207 607

Account Number:   801 263 6256

Account Name:     Prime Hospitality Corp.

Please contact:   Theresa Marich at 732-220-3592

Reference:        East Rutherford Group, L.L.C.

















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